UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 14, 2006
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

ITEM 4.02(a)    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim
                         Review
On March 14, 2006, the audit committee of the board of directors of GM concluded that GM’s interim consolidated financial statements for the period ended March 31, 2005, included in its Quarterly Report on Form 10-Q for that period, and the related financial information for that period, should no longer be relied upon because GM is making certain adjustments to restate the accounting for GM’s portfolio of vehicles on operating lease with daily rental car entities.
GM intends to make certain adjustments to restate previously reported 2005 financial results. The restatement of quarterly financial results will primarily result from a material misstatement in the accounting for GM’s portfolio of vehicles on operating lease with daily rental car entities, which occurred in the first quarter of 2005. This misstatement related to the fact that GM’s portfolio of vehicles on operating lease with daily rental car entities, which was impaired at lease inception, was prematurely revalued in 2005 to reflect increased anticipated proceeds upon disposal. The restatement of the consolidated financial statements for the period ended March 31, 2005 will not change the net increase (decrease) in cash and cash equivalents in the above-referenced financial statements nor will it materially affect GM’s 2005 total annual financial results, cash flows, or year-end financial position.
The audit committee of the board of directors of GM has discussed this matter with its independent registered public accounting firm, Deloitte & Touche LLP.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: March 17, 2006	By:	/s/ Paul W. Schmidt
(Paul W. Schmidt, Controller)